As filed with the Securities and Exchange Commission on June 27, 2003.

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                           WSFS Financial Corporation
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Delaware                                             22-2866913
-------------------------------                            ----------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                                838 Market Street
                           Wilmington, Delaware 19899
                    ----------------------------------------
                    (Address of principal executive offices)

     WSFS Financial Corporation Amended and Restated 1997 Stock Option Plan
     ----------------------------------------------------------------------
                            (Full Title of the Plan)

                                 Mark A. Turner
                             Chief Financial Officer
                           WSFS Financial Corporation
                                838 Market Street
                           Wilmington, Delaware 19889
                                 (302) 571-7160
                    ----------------------------------------
           (Name, address and telephone number of agent for service)

                                   Copies to:
                                   ----------
                               John J. Spidi, Esq.
                            Malizia Spidi & Fisch, PC
                           1100 New York Avenue, N.W.
                                 Suite 340 West
                             Washington, D.C. 20005
                                 (202) 434-4660
                    ----------------------------------------

                              CALCULATION OF REGISTRATION FEE
==================  =============== ======================= ===================== ==================
       Title of                        Proposed Maximum         Proposed Maximum         Amount of
     Securities to  Amount to be          Offering             Aggregate Offering       Registration
     be Registered  Registered (1)     Price Per Share              Price (2)             Fee (2)
     -------------  --------------     ---------------              ---------             -------
Common Stock
$0.01 par value      450,000 shares        $36.91(2)               $16,609,500           $1,343.71
per share
==================  =============== ======================= ===================== ==================

(1) Maximum number of additional shares issuable under the WSFS Financial Corporation Amended and Restated 1997 Stock Option Plan, as such amount may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.
(2) In accordance with Rule 457(h) the registration fee has been calculated based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the Nasdaq National Market on June 25, 2003 of $36.91 per share ($16,609,500 in aggregate).

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

                                  * * * * * * *



Note: This registration statement registers 450,000 additional shares of Common Stock of the Registrant to be issued under the WSFS Financial Corporation Amended and Restated 1997 Stock Option Plan for which two registration statements on Form S-8, (Commission File No. 333-26099 and File No. 333-40032), have been filed and are effective. In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of such prior registration statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington in the State of Delaware, as of June 26, 2003.


                                        WSFS FINANCIAL CORPORATION


Date:  June 26, 2003                    BY: /s/Marvin N. Schoenhals
                                            ------------------------------------
                                            Marvin N. Schoenhals
                                            Chairman and President

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of WSFS Financial Corporation, do hereby severally constitute and appoint Marvin N. Schoenhals as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Marvin N. Schoenhals June deem necessary or advisable to enable WSFS Financial Corporation, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Marvin N. Schoenhals shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Date:  June 26, 2003                      BY: /s/Marvin N. Schoenhals
                                              ----------------------------------
                                              Marvin N. Schoenhals
                                              Chairman, President and Director
                                              (Principal Executive Officer)


Date:  June 26, 2003                      BY: /s/Charles G. Cheleden
                                              ----------------------------------
                                              Charles G. Cheleden
                                              Vice Chairman and Director

Date:  June 26, 2003         BY: /s/John F. Downey
                                 --------------------------------------------
                                 John F. Downey
                                 Director

Date:  June 26, 2003         BY: /s/Linda C. Drake
                                 --------------------------------------------
                                 Linda C. Drake
                                 Director

Date:  June 26, 2003         BY: /s/David E. Hollowell
                                 --------------------------------------------
                                 David E. Hollowell
                                 Director

Date:  June 26, 2003         BY: /s/Joseph R. Julian
                                 --------------------------------------------
                                 Joseph R. Julian
                                 Director

Date:  June 26, 2003         BY: /s/Thomas P. Preston
                                 --------------------------------------------
                                 Thomas P. Preston
                                 Director

Date:  June 26, 2003         BY: /s/Clairbourne D. Smith
                                 --------------------------------------------
                                 Claibourne D. Smith
                                 Director

Date:  June 26, 2003         BY: /s/Eugene W. Weaver
                                 --------------------------------------------
                                 Eugene W. Weaver
                                 Director

Date:  June 26, 2003         BY: /s/R. Ted Weschler
                                 --------------------------------------------
                                 R. Ted Weschler
                                 Director

Date:  June 26, 2003         BY: /s/Dale E. Wolf
                                 --------------------------------------------
                                 Dale E. Wolf
                                 Vice Chairman and Director

Date:  June 26, 2003         BY: /s/Mark A. Turner
                                 --------------------------------------------
                                 Mark A. Turner
                                 Chief Operating Officer and
                                 Chief Financial Officer
                                 (Principal Accounting and Financial Officer)

                                INDEX TO EXHIBITS




Exhibit                                 Description
-------                                 -----------

     5.1 Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered

    23.1 Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)

    23.2               Consent of KPMG LLP

    24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein

    99.1               WSFS Financial Corporation
                       Amended and Restated 1997 Stock Option Plan

    99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the WSFS Financial Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8 (File No. 333-26099))

    99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the WSFS Financial Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 99.3 to the Company's Registration Statement on Form S-8 (File No. 333-26099))

    99.4 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted under the
                       WSFS Financial Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 99.4 to the Company's Registration Statement on Form S-8 (File No. 333-26099))